                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
                      the Securities Exchange Act of 1934

    Filed by the registrant /X/
    Filed by a party other than the registrant / /
    Check the appropriate box:
    / /  Preliminary proxy statement
    /X/  Definitive proxy statement
    / /  Definitive additional materials
    / /  Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                                                GOTTSCHALKS INC.
- - --------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)
                                                GOTTSCHALKS INC.
- - --------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of filing fee (Check the appropriate box):

/X/  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).
/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
     (1) Title of each class of securities to which transaction applies:
         -----------------------------------------------------------------------
     (2) Aggregate number of securities to which transactions applies:
         -----------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:(1)
         -----------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
         -----------------------------------------------------------------------
/ / Check box if any part of the fee is offset as provided by the Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
     (1) Amount previously paid:
         -----------------------------------------------------------------------
     (2) Form, schedule or registration statement no.:
         -----------------------------------------------------------------------
     (3) Filing party:
         -----------------------------------------------------------------------
     (4) Date filed:
         -----------------------------------------------------------------------

- - ----------------------
(1) Set forth the amount on which the filing fee is calculated and state how it was determined.

                                GOTTSCHALKS INC.
                            7 River Park Place East
                            Fresno, California 93720
                                 (209) 434-8000

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD JUNE 23, 1994

TO THE STOCKHOLDERS OF GOTTSCHALKS INC.:

    You are cordially invited to attend the Annual Stockholders' Meeting to be held on Thursday, June 23, 1994 at 10:00 a.m., Pacific Daylight Time, at the Company's corporate headquarters located at 7 River Park Place East, Fresno, California, for the purpose of considering and voting upon the following matters described in the accompanying Proxy Statement:

    1.  The  election of  10 directors,  to hold  office until  the next  Annual
       Stockholders'   Meeting  and  until  their  successors  are  elected  and
       qualified.

    2. A proposal to approve the Gottschalks Inc. 1994 Key Employee Incentive Stock Option Plan.

    3. A proposal to approve the Gottschalks Inc. 1994 Director Nonqualified Stock Option Plan.

    4. Such other matters as may properly come before the meeting or any adjournment thereof.

    The Board of Directors has fixed the close of business on May 12, 1994 as the record date for determining the stockholders entitled to notice of, and to vote at, the Annual Meeting. Accordingly, only stockholders of record at the close of business on that date will be entitled to vote at the Annual Meeting. A list of stockholders entitled to vote at the Annual Meeting will be available for examination by any stockholder of the Company during normal business hours at the address above for the ten days preceding the Annual Meeting.

    We hope that you can attend the Annual Meeting in person. WHETHER OR NOT YOU CAN ATTEND, WE URGE THAT YOU FILL IN, SIGN AND RETURN THE ENCLOSED PROXY PROMPTLY IN THE BUSINESS REPLY ENVELOPE ENCLOSED.

                                          By Order of the Board of Directors,

Fresno, California            Joseph W. Levy
 May 24, 1994                 Chairman and Chief Executive Officer

                                GOTTSCHALKS INC.
                            7 River Park Place East
                            Fresno, California 93720
                                 (209) 434-8000

                             ---------------------

                                PROXY STATEMENT
                       FOR ANNUAL MEETING OF STOCKHOLDERS
                                 JUNE 23, 1994

    Your proxy in the enclosed form is solicited by the Board of Directors of Gottschalks Inc. (the "Company") for use at the Annual Stockholders' Meeting to be held on Thursday, June 23, 1994, at the time and place set forth in the preceding Notice of Annual Meeting, and at any adjournment of that meeting. This Proxy Statement and the form of Proxy are being first sent or given to the Company's stockholders on or about May 24, 1994.

    Any stockholder giving a proxy pursuant to this solicitation may revoke it at any time before it is exercised at the Annual Meeting by filing with the Secretary of the Company either a notice in writing revoking it or a properly executed proxy bearing a later date, or by attending the Annual Meeting and voting in person.

    Only stockholders of record of the Company's common stock, $0.01 par value (the "Common Stock") at the close of business on May 12, 1994 are entitled to vote at the Annual Meeting. There were 10,416,089 shares of Common Stock outstanding on that date, each of which is entitled to one vote on each of the matters to be presented to the stockholders at the meeting.

    The Company will bear all costs incurred in the solicitation of proxies. In addition to mailing copies of this material to all stockholders, the Company has requested banks and brokers to forward copies of such material to persons for whom they hold stock of the Company and to request authority for execution of the proxies. The Company will reimburse such banks and brokers for their reasonable out-of-pocket expenses incurred in connection therewith. Officers and regular employees of the Company may, without being additionally compensated therefore, solicit proxies by mail, telephone, telegram or personal contact.

                             ELECTION OF DIRECTORS

    The Company's Board of Directors currently consists of ten directors, subject to future change in accordance with the Bylaws of the Company. Accordingly, at the Annual Meeting, ten directors are proposed to be elected, each to hold office until the next Annual Meeting and until such directors' successors shall be elected and qualified. The Board of Directors of the Company has nominated, and recommends for election as directors, the ten persons named below. Unless authority is withheld or any nominee becomes unable to serve, the persons named in the enclosed form of proxy will vote such proxy for the election of the nominees listed below. The Board of Directors has no reason to believe that any nominee will be unavailable.

    The following table sets forth certain information about the directors standing for election at the Annual Meeting:

                       NOMINEES FOR ELECTION AS DIRECTOR

                                                    Present Position                 Director
                           Age (1)                    With Company                     Since
                        -------------  -------------------------------------------  -----------
Joseph W. Levy(2)                62    Chairman and Chief Executive Officer               1986
Gerald H. Blum(3)                67    Vice Chairman of the Board and Consultant          1986
Karen L. Blum(3)                 42    Director                                           1986
Bret W. Levy(2)                  30    Vice President, Credit and                         1986
                                       Customer Services and Director
Sharon Levy(2)                   59    Director                                           1986
Joseph J. Penbera                47    Director                                           1986
Frederick R. Ruiz                49    Director                                           1992
O. James Woodward III            58    Director                                           1992
Max Gutmann                      71    Director                                           1992
Stephen J. Furst(4)              51    President, Chief Operating Officer and             1994
                                       Director

- - ----------------------
(1)   As of March 31, 1994.
(2)   Joseph Levy and Sharon Levy are husband and wife. Bret Levy is their son.
(3)   Gerald Blum and Karen Blum are husband and wife.
(4) Mr. Furst was elected by the Board of Directors on March 18, 1994 to fill a vacancy created by an increase in the number of directors effectuated by the Board in accordance with the Bylaws of the Company.

    Mr. Joseph Levy became Chairman of the Board and Chief Executive Officer  of
E. Gottschalk & Co., Inc. ("E. Gottschalk") in April 1982 and the Company in March 1986. He was Executive Vice President from 1972 to April 1982 and first joined E. Gottschalk in 1956. Mr. Levy was formerly Chairman of the California Transportation Commission and has served on numerous other state and local commissions and public service agencies.

    Mr. Blum became Vice Chairman of the Board in November 1993, and a consultant to the Company in May 1994. He was previously President, Chief Operating Officer and Secretary of E. Gottschalk from April 1982 and the Company from March 1986. He was Executive Vice President from 1972 to April 1982 and first joined E. Gottschalk in 1951. He serves as the California Director of the National Retail Federation and as a Director of the California Retailers Association as well as numerous other local public service organizations.

    Mrs. Blum is a private investor and serves on the boards of a number of community and civic organizations.

    Mr. Bret Levy became a director of E. Gottschalk in June 1982 and the Company in April 1986. Mr. Levy has been an employee of the Company since November 1989 and presently serves as Vice President, Credit and Customer Services. Mr. Levy was employed by the accounting firm of Price Waterhouse from July 1988 to August 1989. Mr. Levy graduated from the University of Chicago Graduate School of Business in June 1989. Mr. Levy is a certified public accountant.

    Mrs. Levy became a director of E. Gottschalk in June 1979 and the Company in March 1986. She has served as an elected member of the Board of Supervisors of Fresno County since 1975, of which she was Chairperson in 1980, 1985 and 1990.

    Dr. Penbera is Special Assistant to the President, Fresno State University, California. He formerly was Dean and Professor of Management and Marketing, School of Business and Administrative Sciences, of that university. He is a director of the Baruch Investment Company, Rug Doctor, L.P. and FAX-IT. He became a director of the Company in April 1986. Dr. Penbera is also Chief Economist for ValliCorp Holdings, Inc.

    Mr. Ruiz is Chairman and Chief Executive Officer of Ruiz Food Products, Inc., a frozen food company he has been associated with since 1966. Mr. Ruiz serves on the board of McClatchy Newspapers, Inc., as well as a number of community and civic organizations, and is a member of the Hall of Fame of the U.S. Small Business Administration. He became a director of the Company in July 1992.

    Mr. Woodward is an attorney with the firm of Wild Carter Tipton & Oliver. Prior to that, he was Executive Vice President of the Guarantee Savings Group of Glenfed. In addition to a private law practice, Mr. Woodward has had experience with other financial institutions and in real estate development in California. He currently serves on the Board of Directors of the Fresno Convention and Visitors Bureau and Boalt Hall Trust. He became a director of the Company in September 1992.

    Mr. Gutmann is the retired Chairman and Chief Executive Officer of Elder-Beerman Stores Corp, where he served as Executive Vice President and Chairman from 1961-1991. Elder-Beerman operates 47 department stores, 131 shoe outlets and 74 women's specialty stores. Mr. Gutmann continues to serve on Elder-Beerman's Board of Directors and, in addition, is currently a Director of Banc One, Dayton, N.A., the University of Dayton, and the Jewish Federation of Dayton. He is a member of the Dayton Rotary Club and various civic and cultural organizations in the Dayton, Ohio area. He became a director of the Company in September 1992.

    Mr. Furst became Executive Vice President and Chief Operating Officer of the Company in July 1993 and President of the Company in November 1993. He became a director of the Company in March 1994. Mr. Furst is the first non-family member to serve as the Company's President in its 89-year history. Prior to joining the Company, Mr. Furst served in a variety of positions including President and Chief Operating Officer of Hess's Department Stores based in Allentown, Pennsylvania for over thirty years. Mr. Furst also served as a member of the Board of Directors of Hess's and of its parent company, Crown America Corp. Mr. Furst serves as a director of the National Retail Federation as well as of numerous other public service organizations.

MEETINGS OF THE BOARD OF DIRECTORS AND BOARD COMMITTEES

    All directors hold office until the next annual meeting of the stockholders of the Company and until their successors are elected and qualified. In the fiscal year ended January 29, 1994, the Board of Directors held six meetings. The Board of Directors has established audit, compensation and litigation committees to devote attention to specific matters and to assist in the discharge of its responsibilities. The Board has no nominating committee. Each director attended at least 75% of the Board meetings and meetings of Board committees that he or she was eligible to attend. The functions of the committees, their current members and the number of meetings held during the year are described below:

    AUDIT COMMITTEE. The Board-appointed Audit Committee consists of Dr. Penbera, and Messrs. Ruiz and Woodward. The Audit Committee's functions are to
(1) receive from, and review with, the independent auditors such auditors' report on the Company's annual audited financial statements, (2) review with the independent auditors the scope of the succeeding annual audit and quarterly review procedures, (3) nominate the independent auditors to be selected each year by the Board, (4) review consulting services rendered by the Company's independent accountants and evaluate the possible effect on the auditors' independence of performing such services, (5) ascertain the existence of adequate internal accounting and control systems, (6) review with management and the Company's independent auditors current and emerging accounting and financial reporting requirements and practices affecting the Company and (7) evaluate the qualifications and performance of the Company's internal audit staff and oversee and support the audit staff's functions. The Audit Committee formally met eleven times during 1993.

    COMPENSATION COMMITTEE. The Board-appointed Compensation Committee consists of Dr. Penbera and Messrs. Ruiz, Woodward and Gutmann. The Compensation Committee determines or reviews and passes upon management's recommendations with respect to (1) executive compensation, (2) bonuses, (3) contractual obligations relating to employment of officers and (4) incentive stock awards and stock option grants. The Compensation Committee formally met four times during 1993.

    LITIGATION COMMITTEE. The Board-appointed Litigation Committee consists of Messrs. Woodward, Ruiz and Gutmann. The Litigation Committee was formed by the Board of Directors in August 1993 to supervise and coordinate the Company's response to the stockholder litigation presently pending against the Company. The Litigation Committee, which is comprised entirely of independent directors who were not members of the Board of Directors during the period of the events that are the subject of the stockholder litigation, has been delegated final authority to manage all aspects of the Company's response to the pending state court derivative action and has been charged, subject to the review and approval of the full Board, with responsibility for managing the Company's response to the pending state and federal class actions. The Litigation Committee formally met on four occasions during 1993.

COMPENSATION OF DIRECTORS

    Prior to August 1993, directors who were not employees of the Company received a director's fee of $1,000 per meeting of the Board and an additional fee of $1,000 for each committee meeting held on a separate date. Beginning in August 1993, the four outside directors who are neither officers of the Company nor affiliates of any officers of the Company, began receiving an annual stipend of $12,000, payable monthly. Further, such directors, together with all other non-employee directors, received

$1,000 for each meeting of the Board and $500 for each committee meeting held on a separate date. In addition to such amounts, the Company paid $20,000 to Dr. Penbera, for his services as Chairman of the Audit Committee, and $2,000 per month to Mr. Woodward, beginning in October 1993, totalling $8,000 in 1993, for his services as Chairman of the Litigation Committee.

COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

    Directors and executive officers of the Company, as well as persons owning more than 10% of the Company's outstanding shares of stock, are required by federal law to file reports showing their initial ownership of the Company's common stock and any subsequent changes in such ownership, with the Securities and Exchange Commission (the "SEC"), the New York Stock Exchange, the Pacific Stock Exchange and the Company.

    Based solely on a review of the copies of such reports received by the Company and written representations of directors and executive officers of the Company, the Company believes that all such filing requirements were satisfied by its directors and executive officers during the year.

CERTAIN LEGAL PROCEEDINGS

    The Company pled guilty in July 1992 to certain criminal charges and paid certain fines in order to settle all federal criminal matters relating to (i) a tax deduction on the Company's 1985 federal tax return (the "VEBA deduction") and (ii) the reports and registration statements filed by the Company with the SEC. The U.S. Attorney's investigation relating to that matter has been discontinued and the Company's Chairman and Chief Executive Officer, Joseph Levy, is no longer a target of that investigation.

    The Company and certain of the Company's present and former officers and directors are parties to three civil lawsuits related to the VEBA deduction and the Company's guilty pleas. The same law firm represents the plaintiffs in each of the three lawsuits:

    PONDER V. GOTTSCHALKS (Superior Court of California, County of Fresno), which was filed on April 30, 1993 and purports to be a class action on behalf of the named plaintiffs and others similarly situated, seeks rescission of the plaintiffs' purchases of common stock and unspecified money damages, including compensatory, special and punitive damages and attorneys' fees, based, in part, upon alleged misrepresentations regarding, among other matters, the VEBA deduction, in the Company's public reports. The defendants in this action include, in addition to the Company, Ernst & Young, the Company's former auditors, certain former officers of the Company, certain former consultants to the Company, Joseph Levy, currently Chairman and Chief Executive Officer of the Company, and Gerald Blum, currently Vice Chairman of the Board of the Company.

    ANNONI V. GOTTSCHALKS (United States District Court for the Northern District of California), which was filed on July 15, 1993 and purports to be a federal class action on behalf of the named plaintiffs and others similarly situated, is based upon the same allegations, names the same defendants and seeks similar relief as the above-described state court class action.

    PONDER V. ERNST & YOUNG (Superior Court of California, County of Fresno), which was filed on May 11, 1993, is a derivative action purportedly brought on behalf of the Company against a number of the same defendants named in the state and federal class actions and seeks to recover from such defendants on behalf of the Company the money damages alleged to have been suffered by the Company as a result of the matters alleged in the class actions. The amounts sought on behalf of the Company include fines, penalties, legal and accounting fees paid by the Company, a return of salaries, bonuses and profits derived by the defendants from the Company, punitive damages, defense costs and attorneys fees.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    The following table sets forth as of May 12, 1994, the Common Stock beneficially owned by each director and executive officer, individually, and all directors and executive officers, as a group, as well as the name and address of each person known to the Company to beneficially own more than 5% of the Company's Common Stock.

                                                                     Amount and Nature of
                                                                   Beneficial Ownership (1)
                                                         ---------------------------------------------
                                                                             Currently
                                                                            Exercisable      Total as
                                Present Position            Shares of          Stock        Percent Of
         Name                   With the Company         Common Stock(#)   Options(#)(2)     Class(3)
- - -----------------------  ------------------------------  ---------------   --------------   ----------
Joseph W. Levy           Chairman and Chief Executive    1,471,406(4)(9)       20,123         14.3%
P.O. Box 28920           Officer
Fresno, CA 93729-8920
Gerald H. Blum           Vice Chairman of the Board      1,743,829(5)(9)       20,123         16.9%
P.O. Box 28920           and Consultant
Fresno, CA 93729-8920
Karen L. Blum            Director                           50,200(6)(9)            0         *
Bret W. Levy             Vice President, Credit and        310,286(7)(9)            0          3.0%
                         Customer Services and Director
Sharon Levy              Director                                0(8)(9)            0         *
Joseph J. Penbera        Director                            2,000                  0         *
Frederick R. Ruiz        Director                            5,550                  0         *
O. James Woodward III    Director                            1,250                  0         *
Max Gutmann              Director                            1,000                  0         *
Stephen J. Furst         President, Chief Operating              0              5,000         *
                         Officer and Director
Gary L. Gladding         Executive Vice President,           2,291             25,000         *
                         General Merchandise Manager
Michael J. Schmidt       Senior Vice President,              3,481             15,000         *
                         Director of Stores
Government of Singapore                                    558,200(10)              0          5.3%
Investment Corporation Pte. Ltd.
250 North Bridge Road, #33-00
Raffles City Tower
Singapore 0617
Directors and Executive Officers as a Group (13          3,591,293             90,246         35.0%
Persons)

- - ----------------------
  *   Less than 1%.
 (1) Unless as otherwise indicated, (i) beneficial ownership is direct and (ii) the person indicated has sole voting and investment power over the shares of Common Stock indicated.
 (2) Shares that may be acquired pursuant to options exercisable within 60 days of May 12, 1994.
 (3) Assumes that only those options of the particular person or group listed that are exercisable within 60 days of May 12, 1994 have been exercised and no others.
 (4) Does not include the aggregate of 998,300 shares held by Joseph Levy's adult children, Jody Levy-Schlesinger, Felicia Levy-Weston and Bret Levy and their spouses and children, over which shares Joseph Levy disclaims beneficial ownership; and does not include 580,000 shares beneficially owned as a beneficiary of the trust established by the Will of Gertrude H. Klein.
 (5) Includes an aggregate of 1,160,000 shares beneficially owned as trustee of the trust established by the Will of Gertrude H. Klein (as a beneficiary of such trust, Joseph Levy may also be deemed to be a beneficial owner of 580,000 of the shares). Includes 9,600 shares owned by the children of Mr. Blum and his wife for which Mr. Blum serves as custodian, and does not include 50,200 shares held by Mr. Blum's wife, Karen Blum, and other shares owned by Mr. Blum's adult children, over which shares Mr. Blum disclaims beneficial ownership.
 (6)  Excludes shares held by Mr. Blum as custodian for Mrs. Blum's minor son.
 (7)  Does not include 8,400 shares owned by Bret Levy's spouse.
 (8) Sharon Levy shares beneficial ownership of the shares attributed to Joseph Levy, her husband, as community property.
 (9) Joseph Levy, Gerald Blum, Karen Blum, Bret Levy and Sharon Levy have entered into a Voting Agreement with the Company providing that if the Company's motion to assume control of the pending stockholder derivative action is granted, then such stockholders will thereafter vote the shares over which they exercise voting control in favor of the election to the Board of Directors of those outside directors currently serving on the Litigation Committee in the same proportions as the votes cast by other stockholders, until such time as none of such individuals are named defendants in such lawsuit, or until January 31, 2004, whichever occurs first. The foregoing stockholders voluntarily entered into the Voting Agreement in order to ensure the independence of the Litigation Committee.
(10) The information with respect to the Government of Singapore Investment Corporation, Pte. Ltd. was reported on a Schedule 13-G filed by the Government of Singapore Investment Corporation Pte. Ltd. with the SEC on October 8, 1993, a copy of which was received by the Company and relied upon in making this disclosure.

    As of May 12, 1994, other than as indicated above, there was no person or group known by the Company to own beneficially more than five percent of the outstanding common stock of the Company.

                             EXECUTIVE COMPENSATION

COMPENSATION OF EXECUTIVE OFFICERS

    SUMMARY COMPENSATION. The materials set forth below contain information on certain cash and non-cash compensation provided to the Company's Chief Executive Officer and to the four other executive officers of the Company who were the most highly compensated executive officers for fiscal year 1993 (the "Named Officers").

                           SUMMARY COMPENSATION TABLE

                                                                   Long-Term
                                                                 Compensation
                                                                    Awards
                                                                ---------------
                                    Annual Compensation           Securities             All
         Name and            ---------------------------------    Underlying            Other
    Principal Position         Year       Salary       Bonus      Options(#)     Compensation($)(1)
- - ---------------------------  ---------  -----------  ---------  ---------------  -------------------
                               1993     $ 239,526(4) $       0             0          $   2,730
Joseph W. Levy
                               1992       331,346            0             0              4,577
Chairman & Chief
                               1991       307,440      165,701             0              4,444
Executive Officer
                               1993     $ 297,360(4) $       0             0          $   3,002
Gerald H. Blum(2)
                               1992       333,321            0             0              4,577
Vice Chairman of the
                               1991       307,440      165,701             0              4,444
Board & Consultant
                               1993     $ 110,846(4) $       0        20,000          $       0
Stephen J. Furst(3)
                               1992             0            0             0                  0
President, Chief
                               1991             0            0             0                  0
Operating Officer &
Director
                               1993     $ 240,443(4) $       0             0          $   2,446
Gary L. Gladding
                               1992       243,101            0             0              4,577
Executive Vice
                               1991       228,265       41,425        25,000              4,444
President & General
Merchandise Manager
                               1993     $ 162,973(4) $  10,000             0          $   1,757
Michael J. Schmidt
                               1992       153,869            0             0              3,577
Senior Vice President,
                               1991       141,000       25,000        15,000              3,527
Director of Stores

- - ----------------------
(1) Represents contributions by the Company to the Gottschalks Inc. Retirement Savings Plan on behalf of the Named Officer.
(2) Mr. Blum relinquished his position as President and as an executive officer of the Company effective November 1993 and became the Vice
      Chairman of the Board of Directors of the Company as of that date. Pursuant to a Consulting Agreement between Mr. Blum and the Company, Mr. Blum will continue to provide certain consulting services to the Company for the period of May 1994 through March 1999.
(3) Mr. Furst joined the Company as Executive Vice President and Chief Operating Officer in July 1993 and became President and Chief Operating Officer in November 1993. He became a director of the Company in March 1994. Accordingly, the base salary presented for the 1993 fiscal year represents compensation for a partial year.

(4)   Mr.  Levy took a voluntary reduction to  his base salary of 10% during the period of March through  May 1993 and an  additional 30% reduction  during the  period of June 1993  through January 1994. Mr.  Blum took a voluntary reduction to  his base  salary of  10%  during the  period of  March  1993 through January 1994. The remaining Named Officers took a salary reduction of  4% along with all salaried employees  of the Company during the period of August 1993 through January 1994.

    OPTION GRANTS. Shown below is information with respect to grants of stock options during the last fiscal year under the Company's 1986 Employee Nonqualified Stock Option Plan. No grants were made during the last fiscal year under the 1986 Employee Incentive Stock Option Plan.

                       OPTION GRANTS IN FISCAL YEAR 1993

                                                                                   Potential Realizable
                                           Individual Grants                         Value at Assumed
                       ----------------------------------------------------------    Annual Rates of
                        Number of                                                      Stock Price
                       Securities   Percent of Total                                 Appreciation for
                       Underlying    Options Granted     Exercise                      Option Term
                         Options     to Employees in     Price Per    Expiration   --------------------
        Name           Granted (#)     Fiscal Year     ($/Share)(1)      Date        5%($)     10%($)
- - ---------------------  -----------  -----------------  -------------  -----------  ---------  ---------
Stephen J. Furst           20,000             50%        $    9.88       12/8/98   $  54,543  $ 120,637

- - ----------------------
(1) Represents the fair market value of the Company's Common Stock based on its closing price on the New York Stock Exchange and the Pacific Stock Exchange as of the date of the grant of the options.

    OPTION EXERCISES. Shown below is information with respect to the exercise of stock options during the last fiscal year by the Named Officers and the value of unexercised options held by each of them as of the end of the last fiscal year.

               AGGREGATE OPTION EXERCISES IN FISCAL YEAR 1993 AND
                         FISCAL YEAR-END OPTION VALUES

                                                                      Number of
                                                                     Securities
                                                                     Underlying
                                                                     Unexercised     Value of Unexercised
                                                                  Options at Fiscal  In-the-Money Options
                                                                      Year-End       at Fiscal Year-End(1)
                                                                  -----------------  ---------------------
                                                                    Exercisable/         Exercisable/
                              Shares Acquired  Value Realized($)  Unexercisable (#)    Unexercisable ($)
                              ---------------  -----------------  -----------------  ---------------------
Joseph W. Levy                           0         $       0             20,123/0                  0
Gerald H. Blum                           0                 0             20,123/0                  0
Stephen J. Furst                         0                 0         5,000/15,000                  0
Gary L. Gladding                         0                 0             25,000/0                  0
Michael J. Schmidt                       0                 0             15,000/0                  0

- - ----------------------
(1) The exercise price of the options range from $9.88 to $14.00 per share. Based on a closing price of $8.25 for the Company's common stock on the New York Stock Exchange and the Pacific Stock Exchange as of January 29, 1994, the unexercised options were out-of-the-money at fiscal year end.

EMPLOYMENT AND SEVERANCE AGREEMENTS

    The Company has employment agreements with several of its Named Officers. Messrs. Levy's and Blum's employment agreements, which expire February 1, 1995, currently provide for an annual base salary of not less than $321,000, with annual increases of not less than 7% of the prior year's base salary, and annual bonuses equal to 2% of pre-tax net income before executive bonuses. Mr. Gladding's employment agreement, which expires February 1, 1995, provides for an annual base salary of not less than $243,000, with annual increases of not less than 7% of the prior year's base salary, and an annual bonus of 1/2% of pre-tax net income before executive bonuses. Mr. Schmidt's employment agreement, which expires June 1, 1995, currently provides for an annual base salary of not less than $154,000, with annual increases of not less than 7% of the prior year's base salary, and discretionary bonuses. All of the Named Officers took reductions in their base salaries during the period of March 1993 through January 1994. In addition, each of these officers voluntarily waived the automatic annual increase to his base salary for 1993 otherwise provided for pursuant to his employment agreement. In the event of death or termination as a result of disability, each of these employment agreements provides for the payment of the officer's base salary and bonus for one year following the month of such death or disability. Under certain other circumstances, other than voluntary termination or termination for cause, the agreements provide for the payment of base salary and bonus for the remainder of the contract term. Accordingly, these agreements may result in continuing payments to the officers in the event of a change of control or termination of the officer's employment. Messrs. Levy and Blum also have Wage Continuation Agreements with the Company which provide for payments, upon disability or death, of $3,750 per month until December 31, 1995. As discussed more fully in the Report of the Compensation Committee contained in this Proxy Statement, these employment agreements have been cancelled at the termination of their current terms in 1995 and may be terminated earlier in connection with the implementation of the Company's performance-based bonus plan. Mr. Furst has a Severance Agreement with the Company that provides for the payment of six months' base salary to Mr. Furst in the event he is terminated by the Company other than for misconduct or for cause.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    The Company contemplates entering into a consulting agreement with Mr. Gerald Blum in the second quarter of 1994. While the terms of such consulting agreement have not yet been finalized, the Company currently contemplates that such agreement will provide for an annual salary of $200,000 for not less than 5 years, as well as an annual office allowance and continuation of certain insurance coverage.

    The Company extended a loan to Mr. Charles M. Kill, who was Vice President, Finance and Corporate Controller of the Company from December 1992 to October 1993, to facilitate Mr. Kill's relocation to the Fresno area. The loan bears interest at the prime rate, and is due upon the sale of Mr. Kill's former residence. The amount of Mr. Kill's indebtedness as of May 1, 1994 was $75,000 plus accrued interest. In conjunction with Mr. Kill's resignation, the Company agreed to forgive $25,000 of this loan. The largest aggregate amount of indebtedness outstanding at any time since the beginning of the fiscal year was $100,000.

         REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

    The policy of the Compensation Committee of the Board of Directors is that the compensation of the executives of the Company should be closely related both to the Company's overall financial performance and to each executive's individual performance. In addition, annual compensation paid to the Company's executive officers should be limited to amounts that are tax deductible under present law. In furtherance of these policies, during 1993 the Compensation Committee retained Deloitte & Touche to advise it regarding the development and implementation of a performance-based bonus plan. As a result, the Compensation Committee adopted the Gottschalks Inc. Executive Bonus Plan (the "Executive Bonus Plan"), which it expects to fully implement during 1994.

    Senior executive officers employed by the Company prior to 1992, including the Chief Executive Officer, were compensated during 1993 in accordance with the terms of preexisting written employment agreements. Those agreements were entered into, in most cases, in 1986 or 1987 and provide for automatic annual increases in base salary and generally provide for a bonus based on a percentage of the Company's pre-tax net income.

    Inasmuch as the Company had no pre-tax net income in 1993, none of the senior executive officers received or were awarded any bonus during 1993 under the terms of their employment agreements or otherwise (other than a $10,000 discretionary bonus paid to Mr. Schmidt relating to the prior year). Although the bonus formulas included in such contracts provide the Company's executives with an incentive to increase the Company's profits, the Compensation Committee believes that the terms of such agreements do not sufficiently link an executive's compensation to either individual performance, or the Company's overall results. Accordingly, in April 1993 the Board, acting upon the recommendation of the Compensation Committee, cancelled the employment agreements of Mr. Levy, the Company's Chairman, and Mr. Blum, then the Company's President and Chief Operating Officer, effective February 1, 1995 (the termination date of the current terms of those agreements), and directed Mr. Levy, as Chairman, similarly to cancel the employment agreements of the remaining senior executive officers at the expiration of their terms in 1995. The Compensation Committee recommended the adoption of the Executive Bonus Plan in consideration for such officers' consent to the immediate cancellation of their current employment agreements.

    Compensation for other officers and managers of the Company was paid during 1993 based upon an evaluation of such individuals' performance, responsibilities and the level of compensation of similarly positioned managers at the Company and its competitors. Bonuses in the aggregate amount of $474,000 were paid to 87 store managers and merchandising personnel of the Company during 1993 based primarily upon the performance of the particular individual's unit, department, division or store.

    The Executive Bonus Plan will be in effect for 1994 and provides for a bonus pool to be divided on a pro rata basis (based on base salary) among the key executives of the Company. The amount allocated to the bonus pool will be the percentage of the Company's operating profit for a fiscal year equal to the quotient obtained by dividing operating profit by total sales; provided, however, that no bonuses will be paid if pre-tax profit before unusual items is less than 2% of total sales.

    No member of the current Compensation Committee is a former or current officer or employee of the Company or any of its subsidiaries, or is employed by a company whose board of directors includes a member of management of the Company.

O. James Woodward III, Chairman    Max Gutmann    Joseph J. Penbera    Frederick
                                    R. Ruiz

                            STOCK PRICE PERFORMANCE

    The graph below compares the cumulative total return of the Company's common stock with the cumulative total return of (i) the S&P 500 Index and (ii) four companies described in the footnote to the graph. The comparison covers the five-year period from the last trading day prior to the beginning of the 1989 fiscal year to the last trading day prior to the beginning of the Company's 1994 fiscal year and assumes that $100 was invested at the beginning of the period in the Company's common stock and in each of the foregoing indices and assumes reinvestment of dividends.

    The past performance shown for the Company's common stock is not necessarily indicative of future performance.

                    GOTTSCHALKS INC. STOCK PRICE PERFORMANCE
              FIVE YEAR CUMULATIVE TOTAL STOCKHOLDERS' RETURN (1)

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

               Gottschalks
                      Inc.    S&P 500   Peer Group
1989                   100        100          100
1990                 82.35     114.46       100.07
1991                 109.8     124.07         67.8
1992                148.04     152.22        86.08
1993                 74.51     168.33        59.97
1994                 65.69        190         50.2

- - ----------------------
(1) Assumes $100 is invested on January 31, 1989 in the Company's common stock, the S&P 500 Index and a composite index, weighted by market capitalization, of the following four companies: Bon-Ton Stores, Inc., Crowley Milner & Co., Jacobson Stores, Inc., and Lamonts Apparel, Inc. The dollar amounts shown at each year-end are as of the last trading day prior to the end of the Company's fiscal year.

                    PROPOSAL TO APPROVE THE GOTTSCHALKS INC.
                 1994 KEY EMPLOYEE INCENTIVE STOCK OPTION PLAN

    The Gottschalks Inc. 1994 Key Employee Incentive Stock Option Plan (the "1994 Incentive Stock Option Plan") was adopted by the Board of Directors as of March 18, 1994, subject to stockholder approval. A copy of the 1994 Incentive Stock Option Plan is attached hereto as Exhibit A. At the Annual Meeting, the stockholders will be asked to consider and adopt a proposal to approve the 1994 Incentive Stock Option Plan.

REASONS FOR AND PRINCIPAL EFFECTS OF THE 1994 INCENTIVE STOCK OPTION PLAN

    The 1994 Incentive Stock Option Plan is intended to promote and advance the interests of the Company by providing key employees of the Company added incentive to continue in the service of the Company and an increased interest in the future success of its operations. The Board of Directors believes that key employees who have an investment in the Company are more likely to meet and exceed performance goals. The Board of Directors is also of the view that adoption of the 1994 Incentive Stock Option Plan would enhance the ability of the Company to attract and retain qualified individuals as employees of the Company.

DESCRIPTION OF THE 1994 INCENTIVE STOCK OPTION PLAN

    The following discussion is subject to the detailed provisions of the 1994 Incentive Stock Option Plan and is qualified in its entirety by reference to the 1994 Incentive Stock Option Plan, a copy of which is included herein as Exhibit A.

    The 1994 Incentive Stock Option Plan provides for the granting of options to key employees of the Company or any of its subsidiaries to purchase shares of the Company's Common Stock. Approximately 75 employees of the Company are presently eligible to participate in the 1994 Incentive Stock Option Plan. The options granted under the 1994 Incentive Stock Option Plan are intended to qualify as "incentive stock options" as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). Options for the purchase of up to an aggregate of 500,000 shares are available for grant under the 1994 Incentive Stock Option Plan.

    The 1994 Incentive Stock Option Plan will be administered by the Compensation Committee of the Board of Directors. The Compensation Committee has full authority, subject to the provisions of the 1994 Incentive Stock Option Plan, to determine the key employees who will receive options under the Plan, the timing of such option grants, the number and purchase price of the shares of Common Stock to be subject to each such option, the date or dates upon which the options may be exercised, and the other terms of each option.

    The exercise price at which shares of Common Stock may be purchased pursuant to an option granted under the 1994 Incentive Stock Option Plan may not be less than 100% of the fair market value of such shares on the date the option is granted. Additionally, in the case of options granted to a person who owns more than 10% of the voting stock of the Company, the exercise price may not be less than 110% of the fair market value of such shares on the date of grant. As of May 12, 1994, the closing price of Common Stock as quoted on the New York Stock Exchange was $11.50 per share. Options granted under the 1994 Incentive Stock Option Plan will be of such duration as specified by the Compensation Committee, provided that no such option may be exercised after ten years from the date of grant (or five years in the case of an optionee holding more than 10% of the Company's voting stock). The options are not transferable by an optionee, except by will or by the laws of descent and distribution, and, during the lifetime of the optionee, are exercisable only by such optionee. The maximum number of shares upon which options may be granted to any one optionee in a year is 25,000 shares of Common Stock. Subject to the limitations of the Plan, the other terms and conditions applicable to each option generally may be determined by the Compensation Committee at the time of grant.

    If an optionee dies or becomes disabled while employed by the Company, the optionee (if such optionee is disabled) or the optionee's estate (if such optionee is deceased) would have one year from the date of death or disability to exercise outstanding options granted under the 1994 Incentive Stock Option Plan, provided such options were exercisable at the time of such death or disability and that the date of exercise would otherwise be within the option period. If the optionee is terminated for cause, then the options previously granted to the optionee will expire immediately, unless such optionee is party to an employment agreement with the Company that provides otherwise. If the employment of the optionee terminates for any other reason, such optionee will have 90 days from the date of termination to exercise such options, provided such options were exercisable at the time of termination and that the date of exercise would otherwise be within the option period.

    The 1994 Incentive Stock Option Plan contains provisions providing for adjustment of the number of shares available for option and subject to unexercised options in the event of stock splits, dividends payable in common stock, combinations or certain other events. In the event the Company liquidates, dissolves, sells substantially all of its assets or is not the surviving corporation in a merger or consolidation or 80% or more of the Company's voting stock is acquired by another corporation or person, then each optionee will have the right to exercise his or her options, whether or not such options are exercisable in the ordinary course of events, unless a surviving corporation to such transaction assumes or replaces such options. Each option will be evidenced by a written agreement between the Company and the optionee, incorporating the terms and conditions of the 1994 Incentive Stock Option Plan.

    The Board may from time to time amend, modify, suspend or terminate the 1994 Incentive Stock Option Plan, but no such amendment, modification, suspension or termination may (a) impair any rights under options theretofore granted under the 1994 Incentive Stock Option Plan or (b) be made without the approval of the stockholders of the Company if such amendment would (i) change the total number of shares of the Company's Common Stock which may be granted under the 1994 Incentive Stock Option Plan or the maximum number of shares for which options may be granted to any optionee in a year, (ii) change the designation of the class of employees eligible to receive options, (iii) decrease the exercise price of options (other than in accordance with the antidilution provisions), or
(iv) constitute a material amendment, including a material increase in the benefits accruing to optionees under the 1994 Incentive Stock Option Plan or a material modification as to eligibility for participation in the Plan.

    The 1994 Incentive Stock Option Plan will expire on March 18, 2004.

FEDERAL INCOME TAX CONSEQUENCES

    An optionee will not recognize income for federal income tax purposes upon the grant or the exercise of an incentive stock option pursuant to the 1994 Incentive Stock Option Plan. The basis of shares issued to an optionee pursuant to the exercise of an incentive stock option will be the price paid for such shares. If the optionee holds shares issued pursuant to the exercise of an incentive stock option for at least one year after the issuance of the shares to the optionee and two years after the grant of the option, the optionee will recognize capital gain or loss upon the sale of such shares equal to the difference between the amount realized on such sale and the exercise price. Generally, if the shares are not held for that period, the optionee will recognize ordinary income upon disposition in an amount equal to the excess of the fair market value of the shares on the date of exercise over the option price of such shares or, if less (and if the disposition is a transaction in which loss, if any, will be recognized), the gain on disposition. Any additional gain realized by the optionee upon such disposition will be a capital gain.

    The excess of the fair market value of the shares received upon the exercise of an incentive stock option over the option price for such shares is an item of adjustment for the optionee for purposes of the alternative minimum tax.

    The Company is not entitled to a deduction upon the exercise of an incentive stock option by an optionee. If, however, the optionee disposes of the shares of stock received pursuant to such exercise prior to the expiration of one year following the issuance of the shares to the optionee or two years after the grant of the option, the Company may deduct an amount equal to the ordinary income recognized by the optionee upon disposition of the shares at the time such income is recognized by the optionee.

GRANTS TO EXECUTIVE OFFICERS AND DIRECTORS AND INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

    The Compensation Committee has full discretion to determine the total amount of stock option awards that will be made each year, as well as the amount to be awarded to each employee (subject to certain annual maximum amounts set forth in the Plan), under the 1994 Incentive Stock Option Plan. Therefore, it is not possible at this time to determine the level of awards which will be made for any particular individual or group under the 1994 Incentive Stock Option Plan and a table setting forth such new plan benefits is not included herein. Management expects that if the 1994 Incentive Stock Option Plan is approved, the Compensation Committee will grant options to executive officers of the Company.

RECOMMENDATION

    THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR ADOPTION OF THE 1994 INCENTIVE STOCK OPTION PLAN.

                    PROPOSAL TO APPROVE THE GOTTSCHALKS INC.
                  1994 DIRECTOR NONQUALIFIED STOCK OPTION PLAN

    The Gottschalks Inc. 1994 Director Nonqualified Stock Option Plan (the "1994 Nonqualified Stock Option Plan") was approved by the Board of Directors as of March 18, 1994, subject to stockholder approval. A copy of the 1994 Nonqualified Stock Option Plan is attached hereto as Exhibit B. At the Annual Meeting, the stockholders will be asked to consider and adopt a proposal to approve the 1994 Nonqualified Stock Option Plan.

REASONS FOR AND PRINCIPAL EFFECTS OF THE 1994 NONQUALIFIED STOCK OPTION PLAN

    The 1994 Nonqualified Stock Option Plan is intended to promote and advance the interests of the Company by providing non-employee directors added incentive to continue in the service of the Company and a more direct interest in the future success of its operations. The 1994 Nonqualified Stock Option Plan is also intended to enhance the ability of the Company to attract and retain well qualified individuals as outside directors.

DESCRIPTION OF THE 1994 NONQUALIFIED STOCK OPTION PLAN

    The following discussion is subject to the detailed provisions of the 1994 Nonqualified Stock Option Plan and is qualified in its entirety by reference to the 1994 Nonqualified Stock Option Plan, a copy of which is included herein as Exhibit B.

    Under the 1994 Nonqualified Stock Option Plan each non-employee director of the Company (other than Mrs. Levy or Mrs. Blum) will receive an option to purchase 5,000 shares of Common Stock on the later of thirty days following the date of approval of the 1994 Nonqualified Stock Option Plan by the stockholders of the Company or the date of his or her first election to the Board. All four of the Company's non-employee directors other than Mrs. Levy and Mrs. Blum are eligible to participate in the 1994 Nonqualified Stock Option Plan. Options for the purchase of up to an aggregate of 50,000 shares are available for grant under the 1994 Nonqualified Stock Option Plan.

    The price at which each share covered by an option may be purchased shall be the reported closing sales price per share of the Company's Common Stock on the date the option is granted as reported on the New York Stock Exchange. As of May 12, 1994, such price was $11.50 per share. Twenty-five percent (25%) of each non-employee director's options first become exercisable at the first anniversary of the grant date of such option, an additional 25% become exercisable at each succeeding anniversary, and the option becomes fully exercisable on the fourth anniversary of the grant date. The period within which a non-employee director's option may be exercised ends ten years after such grant date, unless ended sooner due to termination of service or death. The options are not transferable other than by will or by the laws of descent and distribution and, during the lifetime of the non-employee director, are exercisable only by such non-employee director.

    If the tenure of a non-employee director terminates due to such non-employee director's disability or death, such non-employee director, or his or her estate, would have one year from the date of disability or death to exercise the option, provided that such option had been exercisable at the time of disability or death and that the date of exercise would otherwise be within the option period. If the tenure of the non-employee director terminates for any other reason, he would have 90 days from the date of termination to exercise the option, provided that such option had been exercisable at the time of his termination and that the date of exercise would otherwise be within the option period.

    The Board may from time to time amend, modify, suspend or terminate the 1994 Nonqualified Stock Option Plan, but no such amendment, modification, suspension or termination shall (a) impair any rights under options theretofore granted under the 1994 Nonqualified Stock Option Plan or (b) be made without the approval of the stockholders of the Company if such amendment would (i) change the total number of shares of the Company's Common Stock which may be granted under the 1994 Nonqualified Stock Option Plan or the maximum number of shares for which options may be granted to any optionee in a year, (ii) change the designation of the class of employees eligible to receive options, (iii) decrease the exercise price of options (other than in accordance with the antidilution provisions), or (iv) constitute a material amendment, including a material increase in the benefits accruing to optionees under the 1994 Nonqualified Stock Option Plan or a material modification as to eligibility for participation in the Plan.

    The Plan further provides that the provisions of the 1994 Nonqualified Stock Option Plan which govern the number of options to be awarded to non-employee directors, the number of shares of Common Stock to be covered by each option granted to a non-employee director, the exercise price per share under each such option, when and under what circumstances each such option will be granted and the period within which each such option may be exercised, shall not be amended more than once every six months (even with stockholder approval), other than to conform to changes in the Code or the rules promulgated thereunder, and the Employee Retirement Income Security Act of 1974, as amended, or the rules promulgated thereunder.

    The 1994 Nonqualified Stock Option Plan contains provisions providing for adjustment of the number of shares available for option and subject to unexercised options in the event of stock splits, dividends payable in common stock, combinations or certain other events. In the event the Company liquidates, dissolves, sells substantially all of its assets or is not the surviving corporation in a merger or consolidation or 80% or more of the Company's voting stock is acquired by another corporation or person, then each optionee will have the right to exercise his or her options, whether or not such options are exercisable in the ordinary course of events, unless a surviving corporation to such transaction assumes or replaces such options. Each option will be evidenced by a written agreement between the Company and the optionee, incorporating the terms and conditions of the 1994 Nonqualified Stock Option Plan.

    The 1994 Nonqualified Stock Option Plan will be administered by the Compensation Committee. The Committee has no authority, discretion or power to select the non-employee directors who will receive options, to determine the number of shares to be covered by each such option, to set the exercise price per share subject to each such option, to determine when and under what circumstances each such option will be granted or the period within which each such option may be exercised, or to alter any other terms or conditions specified in the 1994 Nonqualified Stock Option Plan with respect to non-employee directors, except in the sense of administering the 1994 Nonqualified Stock Option Plan subject to the express provisions of such Plan.

    The 1994 Nonqualified Stock Option Plan will expire on May 23, 2004.

FEDERAL INCOME TAX CONSEQUENCES

    All options granted under the 1994 Nonqualified Stock Option Plan are nonqualified options not entitled to special tax treatment under Section 422 of the Code. An optionee will not recognize income for federal income tax purposes upon the grant of a nonqualified stock option pursuant to the 1994 Nonqualified Stock Option Plan. Upon the exercise of a nonqualified stock option, the optionee will recognize ordinary income in an amount equal to the excess of the fair market value of the shares received on the date of exercise over the option price for such shares.

    The Company will be allowed a deduction equal to the amount of ordinary income recognized by the optionee due to the exercise of a nonqualified stock option at the time of such recognition by the optionee.

    The basis of shares issued to an optionee pursuant to the exercise of a nonqualified stock option will be the price paid for such shares plus an amount equal to any income recognized by the optionee as a result of the exercise of such option. If an optionee thereafter sells shares acquired upon exercise of a nonqualified stock option, the optionee will recognize capital gain or loss upon such sale equal to the difference between the amount realized on such sale and the basis of such shares.

GRANTS TO EXECUTIVE OFFICERS AND DIRECTORS AND INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

    The numbers of stock options and shares covered by such stock options which the current non-employee directors of the Company will receive under the 1994 Nonqualified Stock Option Plan are as set forth in the following table:

                                            NEW PLAN BENEFITS                          1994 Nonqualified
                                                                                        Director Stock
                                                                                          Option Plan
                                                                                      -------------------
         Name                                     Position                              Number of Units
- - -----------------------  -----------------------------------------------------------  -------------------
Joseph W. Levy           Chairman and Chief Executive Officer                                      0
Gerald H. Blum           Vice Chairman of the Board and Consultant                                 0
Stephen J. Furst         President, Chief Operating Officer and Director                           0
Gary L. Gladding         Executive Vice President and General Merchandise Manager                  0
Michael J. Schmidt       Senior Vice President, Director of Stores                                 0
Karen L. Blum            Director                                                                  0
Bret W. Levy             Vice President, Credit and Customer Services and Director                 0
Sharon Levy              Director                                                                  0
Joseph J. Penbera        Director                                                              5,000
Frederick R. Ruiz        Director                                                              5,000
O. James Woodward III    Director                                                              5,000
Max Gutmann              Director                                                              5,000
Executive Group                                                                                    0
Non-Executive Director
 Group                                                                                        20,000
Non-Executive Officer
 Employee Group                                                                                    0

RECOMMENDATION

    THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR ADOPTION OF THE 1994 NONQUALIFIED STOCK OPTION PLAN.

                                 OTHER MATTERS

VOTING PROCEDURES AND REQUIRED VOTE

    A majority of the Company's outstanding shares of Common Stock as of May 12, 1994 must be represented in person or by proxy to constitute a quorum for the Annual Meeting. All shares represented in person or by proxy, regardless of the nature of the vote, the indication of abstention or the absence of a vote indication, including broker non-votes, will be counted to determine the number of shares represented at the meeting.

    The election of directors shall be determined by a plurality of votes cast and, therefore, only votes for or against a candidate, and not abstentions or broker non-votes, are relevant to the outcome. The proposals for the approval of the 1994 Incentive Plan and the approval of the 1994 Nonqualified Stock Option Plan each require the affirmative vote of a majority of the shares of Common Stock present in person or by proxy and entitled to vote on such proposal in order for such approval to be granted. Abstentions will have the effect of votes against such proposals and broker non-votes will have no effect on the approval of such proposals.

INDEPENDENT AUDITORS

    The Company's Audit Committee elected to replace Ernst & Young as its independent auditors and principal accountants and engage Deloitte & Touche as such effective October 21, 1992. There were no disagreements with Ernst & Young as to accounting and financial disclosure matters. Ernst & Young's report for the preceding fiscal year did not contain an adverse opinion or a disclaimer of opinion nor was it qualified or modified as to uncertainties, audit scope or accounting principles during the preceding fiscal year or during the interim period to October 21, 1992. Representatives of Deloitte & Touche are expected to be present at the Annual Meeting of Stockholders and will be available to answer appropriate questions and to make any statement they may desire. While it is presently anticipated that Deloitte & Touche will continue to serve as the Company's independent auditors during 1994, and in that capacity will report on the Company's 1994 annual financial statements, the Audit Committee reserves the right to select different independent auditors at any time.

STOCKHOLDER PROPOSALS

    In order for stockholder proposals for the Annual Stockholders' Meeting to be held on or about June 22, 1995 to be eligible for inclusion in the Company's Proxy Statement for that meeting, they must be received by the Company at its principal office at 7 River Park Place East, Fresno, California 93720, prior to January 23, 1995 and must comply with all legal requirements for inclusion of such proposals.

ANNUAL REPORT TO STOCKHOLDERS AND FORM 10-K

    Financial statements are not made part of this Proxy Statement. However, financial statements reported upon by Deloitte & Touche are included in the Annual Report to Stockholders for fiscal year 1993 which is enclosed with this Proxy Statement or was previously mailed to stockholders. The Annual Report is not to be regarded as proxy soliciting material or as a communication by means of which any solicitation is made.

    The Company's Annual Report on Form 10-K for fiscal year 1993, as filed with the SEC, will be provided without charge to any stockholder who requests it from Alan A. Weinstein, the Company's Senior Vice President/Chief Financial Officer, 7 River Park Place East, Fresno, CA 92720. The exhibits to that report will also be provided upon request and payment of costs of reproduction.

OTHER BUSINESS

    The Board of Directors of the Company knows of no other business to be presented at the Annual Meeting. However, if any other matters properly come before the meeting, it is the intention of the persons named in the accompanying proxy to vote pursuant to the proxies in accordance with their judgment on such matters.

                            ------------------------

    It is important that all proxies be forwarded promptly in order that a quorum may be present at the meeting.

    We respectfully request you to sign, date and return the accompanying proxy at your earliest convenience.

                                          By Order of the Board of Directors,

                                          Joseph W. Levy
                                          Chairman and Chief Executive Officer

May 24, 1994

                                   EXHIBIT A
                                GOTTSCHALKS INC.
                 1994 KEY EMPLOYEE INCENTIVE STOCK OPTION PLAN

    1. PURPOSE. This Gottschalks Inc. 1994 Key Employee Incentive Stock Option Plan (the "Plan") is intended as an incentive for, and to encourage stock ownership by, key employees of Gottschalks Inc. (the "Company"), or any Affiliate (as used herein, the term, "Affiliate" means any parent or subsidiary corporation of the Company within the meaning of Section 424(e) and (f) of the Internal Revenue Code of 1986, as amended (the "Code")), so that such employees may increase their interest in the success of the Company as an equity holder, and to encourage them to remain in the employ of the Company or any Affiliate. It is intended that each option granted under this Plan will qualify as an "incentive stock option" within the meaning of Section 422(b) of the Code.

    2. ADMINISTRATION. The Plan shall be administered by the Compensation Committee of the Board of Directors of the Company (the "Committee"). The interpretation and construction by the Committee of any provisions of the Plan or of any option granted under it shall be final. The Committee shall be composed of no less than three (3) persons who shall be members of the Board of Directors of the Company (the "Board"). Each member of the Committee shall be a "disinterested person" for purposes of the Code and Rule 16b-3 of the Securities and Exchange Commission under the Securities and Exchange Act of 1934 (the "1934 Act") (or any successor provision at the time in effect). No director shall be liable for any action or determination made in good faith with respect to the Plan or any option granted under it.

    With respect to persons subject to Section 16 of the 1934 Act, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 or any successor rule or rules under the 1934 Act. To the extent any provision of this Plan or action by the Committee or the Board fails to so comply, such provision or action shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee or the Board.

    3. ELIGIBILITY. The Committee shall determine from time to time the persons who shall receive options hereunder and the number of shares of Common Stock (hereinafter defined) subject to such options; provided, however, options may be granted hereunder only to persons who, at the time of the grant thereof, are key employees of the Company or any Affiliate, and no options may be granted to any non-employee members of the Board.

    4. STOCK. The stock subject to the options shall be shares of the Company's authorized but unissued or reacquired Common Stock, par value $0.01 per share (the "Common Stock"). The aggregate number of shares which may be issued under options granted pursuant to this Plan shall not exceed five hundred thousand (500,000) shares of Common Stock. The maximum number of shares upon which options may be granted to any optionee in any calendar year shall be twenty-five thousand (25,000) shares of Common Stock. The limitations established by each of the preceding sentences shall be subject to adjustment as provided in Section 5(h) of this Plan.

    5. TERMS AND CONDITIONS OF OPTIONS. The stock options granted pursuant to the Plan shall be authorized by the Committee and shall be evidenced by a written stock option agreement, which agreement shall be entered into by the Company and the optionee to whom the option is granted, and which agreement shall include, incorporate or conform to the following terms and conditions, and such other terms and conditions not inconsistent therewith or with the terms and conditions of this Plan as the Committee considers appropriate in each case:

        (a) OPTIONEE'S AGREEMENT. As consideration for the granting of an option under the Plan, each optionee must agree to use his best efforts for the benefit of the Company during his tenure of employment, but nothing in the Plan or agreement shall be deemed to limit the right of the Company to terminate any optionee's employment at any time for or without cause.

        (b) NUMBER OF SHARES. The option shall state the number of shares which it covers. The aggregate fair market value (determined at the time the option is granted) of the shares with respect to which incentive stock options are exercisable for the first time by any optionee during any calendar year under this Plan (and under all other plans of the Company or any Affiliate) shall not exceed $100,000, and/or any other limit as may be prescribed by the Code from time to time. To the extent incentive stock options granted to any optionee become exercisable in any calendar year into shares with an aggregate fair market value (determined at the time the option is granted) which exceeds this limit, such options shall be treated as non-qualified stock options.

        (c) OPTION PRICE. The option shall state the option price, which shall be not less than 100% of the fair market value of each share of Common Stock on the date of the grant of the option or, if the optionee, immediately before such option is granted, owns (within the meaning of Sections 422 and 424 of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Affiliate (a "10% Stockholder"), shall be not less than one hundred ten percent (110%) of the fair market value of each share of Common Stock on the date of the grant of the option. For the purposes of this Plan, and as used herein, the "fair market value" of a share of Common Stock is the closing sales price on the date in question (or, if there was no reported sale on such date, on the last preceding day on which any reported sale occurred) of the Common Stock on the New York Stock Exchange.

        (d) MEDIUM AND TIME OF PAYMENTS. The option price shall be payable upon the exercise of the option in cash or by check. Exercise of an option shall not be effective until the Company has received written notice of exercise, specifying the number of whole shares to be purchased, accompanied by payment in full of the aggregate exercise price of the number of shares to be purchased. The Company shall not in any case be required to issue and sell a fractional share of stock.

        (e)  TERM AND EXERCISE OF OPTIONS.  Except as provided in Sections 5(f),
    (g) and (h), the period of time within which an option may be exercised shall be such period of time specified in the option agreement, provided that such period shall in no event extend past the tenth anniversary of the date the option was granted (or the fifth anniversary if granted to an employee who is a 10% Stockholder). During the period within which an option is exercisable, it shall be exercisable only in accordance with the terms specified in the option agreement. Anything herein to the contrary notwithstanding, on the tenth anniversary of the date the option was granted (or on the fifth anniversary if granted to an employee who is a 10% Stockholder), it shall expire and be void with respect to any shares subject thereto which have not been theretofore purchased.

        (f) TERMINATION OF EMPLOYMENT EXCEPT FOR DEATH OR DISABILITY. In the event that the optionee shall cease to be employed by the Company or an Affiliate for any reason other than for cause or by reason of the optionee's death or disability (within the meaning of Section 22(e)(3) of the Code), an option granted hereunder, to the extent not then exercisable in accordance with its terms, shall terminate and be without further effect. To the extent the option is exercisable on the date of such termination, it may be exercised by the optionee within the ninety-day period following such termination, subject however to the condition that no option shall be exercisable after the expiration of ten years from the date such option was granted or such shorter period as may be provided in the option agreement pursuant to Section 5(e) hereof, and such option, to the extent not exercised within said ninety-day period, shall in all events terminate upon the expiration of said ninety-day period. Whether authorized leave of absence or absence due to military or governmental services shall constitute termination of employment, for the purpose of the Plan, shall be determined by the Committee, which determination shall be final and conclusive.

        Notwithstanding any other provisions set forth in the Plan, if the optionee is terminated for cause, the stock options granted to the optionee pursuant to the Plan shall expire immediately, provided that if there is outstanding, at the time of cessation or termination of employment, an employment agreement between the optionee and the Company and said employment agreement contains provisions for termination of employment, provisions in the employment agreement shall govern termination of the option. Termination for cause shall include termination for malfeasance or gross misfeasance in the performance of duties or conviction of a felony or any conduct intentionally detrimental to the interests of the Company or an Affiliate, or any other cause specified in any employment agreement between the Company and the optionee, and in any event, the determination of the Committee or Board with respect thereto shall be final and conclusive.

        (g) DEATH OR DISABILITY OF OPTIONEE AND TRANSFER OF OPTION. If the optionee shall cease to be employed by the Company or any Affiliate due to his death or disability, within the meaning of Section 22(e)(3) of the Code, while in the employ of the Company or an Affiliate, an option granted hereunder, to the extent not then exercisable in accordance with its terms, shall terminate and be without further effect. To the extent the option is exercisable on the day of death or disability, it may be exercised at any time within one year after the optionee's death or disability (subject to the condition that no option shall be exercisable after the expiration of ten years from the date such option was granted or such shorter period as may be provided in the option agreement in accordance with Section 5(e) hereof) by the optionee (or his or her guardian or legal representative) if he has become disabled while in the employ of the Company or an Affiliate, or if he shall die while in the employ of the Company or an Affiliate, by the executors or administrators of the optionee's estate or by any person or persons who shall have acquired the option directly from the optionee by bequest or inheritance, and such option, to the extent not exercised within said one year period, shall in all events terminate upon the expiration of such one year period.

        (h)  ADJUSTMENTS.   If there  shall be  any change in  the Common  Stock
    through merger, consolidation, recapitalization, reincorporation, stock split, stock dividend, or other change in the capital structure of the Company, that event shall simultaneously, and without any further action by the Committee, cause appropriate adjustments to be made in (a) the number of shares subject to, and the exercise price of, outstanding options in order to preserve, but not to increase, the benefits of the optionee, so that immediately after such event each optionee shall be entitled, upon payment to the Company of the aggregate amount of money provided in the option, to receive that number of shares of Common Stock or other property that he would have received if he had exercised the option in full (without regard to any provisions relating to the dates on which the option becomes exercisable) immediately prior to such event; and (b) the aggregate number of shares of Common Stock subject to this Plan.

        PROVIDED, HOWEVER, that subject to any required action by the stockholders of the Company, if there shall be a Terminating Event (as hereinafter defined), each optionee shall have the right immediately prior to such Terminating Event to exercise his options to the extent not theretofore exercised, whether or not they are then exercisable in the ordinary course of events, unless there is a surviving corporation or a parent or subsidiary corporation thereof that shall assume (with appropriate changes) the outstanding options or replace them with new options of comparable value. The Company shall give reasonable notice of any Terminating Event. Twenty (20) days after the date such notice is sent, every option or any portion thereof outstanding hereunder shall thereupon terminate, unless there is a surviving corporation or a parent or subsidiary corporation thereof that shall assume (with appropriate changes) the outstanding options or replace them with new options of comparable value. Notwithstanding the foregoing, a merger effected solely for the purposes of reincorporating the Company in a jurisdiction other than that in which the Company is then incorporated shall not be subject to the provisions of this paragraph; provided that all outstanding options are assumed by the surviving corporation.

        For purposes of this Plan, "Terminating Event" shall mean (1) a dissolution or liquidation of the Company; (2) the Company's not being the surviving corporation in any merger, consolidation or reorganization; (3) acquisition of eighty percent (80%) or more of the Company's then outstanding voting stock by another corporation or person; or (4) the Company's sale of substantially all of its assets and property to another corporation or person. For purposes of this Plan, if an optionee shall cease to be employed by the Company at the same time as the occurrence of a Terminating Event, the Terminating Event shall be deemed to have occurred immediately prior to the time such optionee ceases to be employed by the Company.

        (i) RIGHTS AS A STOCKHOLDER. An optionee (or his successor in interest if he be deceased) shall have no rights as a stockholder with respect to any shares covered by his option until the date of the issuance of a stock certificate to him for such shares. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights for which the record date is prior to the date such stock certificate is issued, except as provided in
    Section 5(h) hereof.

        (j) MODIFICATION, EXTENSION AND RENEWAL OF OPTIONS. Subject to the terms and conditions of and within the limitations of the Plan, the Committee may modify, extend or renew outstanding options granted under the Plan. Notwithstanding the foregoing, however, no modification of an option shall, without the consent of the optionee, alter or impair any rights or obligations under any option theretofore granted under the Plan.

        (k) INVESTMENT PURPOSE. Each optionee receiving an option pursuant hereto must represent that any shares purchased pursuant to the option will be or are acquired for his own account for investment and not with a view to, or for offer or sale in connection with, the distribution of any such shares; provided, however, that such representation need not be given if (i) the shares to be subject to such option to be granted to such optionee have been registered under the Securities Act of 1933 ("Securities Act") and registered or qualified, as the case may be, under applicable state securities laws or (ii) counsel to the Company determines that such registration is not necessary for purposes of compliance with applicable federal and state securities laws. Prior to the purchase of shares of Common Stock upon exercise of an option, or any part thereof, the optionee shall give such further representations of an investment or other nature as reasonably required by the Company in order to comply with applicable federal and state securities laws. Furthermore, nothing herein or in any option granted hereunder shall require the Company to issue any shares upon exercise of any option if such issuance would, in the opinion of counsel for the Company, constitute a violation of the Securities Act or any other applicable statute or regulation then in effect. Nothing herein shall prohibit the optionee from using any shares acquired pursuant to any option granted hereunder as collateral or security for any debt, loan or other obligation.

        (l) OTHER PROVISIONS. The option agreements authorized under the Plan shall contain such other provisions, including, without limitation, restrictions upon the exercise of the option, as the Committee shall deem advisable. The stock option agreement shall contain such limitations and restrictions upon the exercise of the option to which it relates as shall be necessary for the option to which such agreement relates to constitute an incentive stock option within the meaning of Section 422(b) of the Code.

        (m) ASSIGNABILITY. No option shall be transferable by the optionee other than by will or the laws of descent and distribution and shall be exercisable during the lifetime of the optionee only by the optionee or, if the optionee is legally incompetent, by the optionee's legal representative.

    6. INDEMNIFICATION. Each director ("Indemnified Party") shall be indemnified by the Company against all costs and reasonable expenses, including attorneys' fees, incurred by him in connection with any action, suit or proceeding, or in connection with any appeal thereof, to which he may be a party by reason of any action taken or failure to act under or in connection with the Plan or any option granted hereunder, and against all amounts paid by such Indemnified Party in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by such Indemnified Party in satisfaction of a judgment in any such action, suit or proceeding, provided that within 60 days after institution of any such action, suit or proceeding  such  Indemnified  Party  shall in  writing  offer  the  Company the opportunity, at its own expense, to handle and defend the same; and provided further, however, anything contained in the Plan to the contrary notwithstanding, there shall be no indemnification of an Indemnified Party who is adjudged by a court of competent jurisdiction to be guilty of, or liable for, willful misconduct, gross neglect of duty, or criminal acts. The foregoing rights of indemnification shall be in addition to such other rights of indemnification as an Indemnified Party may have as a director of the Company.

    7. AMENDMENT AND TERMINATION OF THE PLAN. If not sooner terminated, the Plan shall terminate automatically on the date that is ten (10) years following the Effective Date. No options may be granted hereunder after the termination of the Plan.

    The Board may, from time to time, amend the Plan in any respect whatsoever; provided, however, that without the approval of the stockholders of the Company, no such amendment (i) shall change the number of shares of Common Stock subject to the Plan or the maximum number of shares upon which options may be granted to any optionee in any calendar year (other than as provided in Section 5(h)), (ii) shall change the designation of the class of employees eligible to receive options, (iii) shall decrease the price at which options may be granted, or (iv) may be a material amendment of the Plan, within the meaning of Rule 16b-3 under the 1934 Act (or any successor provision at the time in effect), including any amendment which would materially increase the benefits accruing to participants under the Plan or materially modify the requirements as to eligibility for participation in the Plan; and, provided further, no termination or amendment of the Plan shall adversely affect the rights of an optionee under an option, except with the consent of such optionee. The Board may, with respect to any shares at the time not subject to options, suspend, discontinue or terminate the Plan.

    8.  NO  OBLIGATION TO  EXERCISE OPTION.   The  granting of  an option  shall
impose no obligation upon the optionee to exercise such option.

    9. APPLICATION OF FUNDS. The proceeds received by the Company from the sale of shares pursuant to options will be used for general corporate purposes.

    10. GOVERNING LAW. All questions arising with respect to the provisions of the Plan shall be determined by application of the laws of the State of Delaware except to the extent Delaware law is preempted by federal statute.

    11. DATE PLAN IS EFFECTIVE. The Plan shall become effective, as of the date of its adoption by the Board, when it has been duly approved by the stockholders of the Company at a meeting of the stockholders of the Company duly held in accordance with applicable law within twelve months after the date of adoption of the Plan by the Board (the "Effective Date"). If the Plan is not so approved, the Plan shall terminate and any option granted hereunder shall be null and void.

                                   EXHIBIT B
                                GOTTSCHALKS INC.
                  1994 DIRECTOR NONQUALIFIED STOCK OPTION PLAN
                           FOR NON-EMPLOYEE DIRECTORS

    1. PURPOSE. This Gottschalks Inc. 1994 Director Nonqualified Stock Option Plan for Non-Employee Directors (the "Plan") is intended to provide to each of the directors of Gottschalks Inc. (the "Company") who is not also either an employee or an officer of the Company added incentive to continue in the service of the Company, and a more direct interest in the future success of the operations of the Company, by granting to such persons options to purchase shares of the Company's Common Stock (as defined below), subject to the terms and conditions described below. The options granted under this Plan shall be options that are not qualified as "incentive stock options" within the meaning of Section 422(b) of the Internal Revenue Code of 1986, as amended, (the "Code").

    2. ADMINISTRATION. The Plan shall be administered by the Compensation Committee of the Board of Directors of the Company (the "Committee"). However, the Committee shall have no authority, discretion or power to select the non-employee directors who will receive options, determine the time at which the non-employee director will receive options, determine the exercise price of such options or set the number of shares to be covered by each option granted to a non-employee director. The Committee shall have no authority, discretion or power to set the period within which the options so granted may be exercised, or to alter any other terms or conditions specified herein, except in the sense of administering the Plan subject to the express provisions of the Plan and except in accordance with Section 7 hereof.

    Subject to the foregoing limitations, the Committee shall have authority and power to adopt such rules and regulations and to take such action as it shall consider necessary or advisable for the administration of the Plan, and to construe, interpret and administer the Plan. The decisions of the Committee relating to the Plan shall be final and binding upon the Company, the non-employee directors, as such term is hereinafter defined, and all other persons. No member of the Committee or the Board of Directors of the Company (the "Board") shall incur any liability by reason of any action or determination made in good faith with respect to the Plan or any stock option agreement entered into pursuant to the Plan. No director shall be liable for any action or determination made in good faith with respect to the Plan or any option granted under it.

    With respect to persons subject to Section 16 of the 1934 Act, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 or any successor rule or rules under the 1934 Act. To the extent any provision of this Plan or action by the Committee or Board fails to so comply, such provision or action shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee or Board.

    3. ELIGIBILITY. For purposes of this Plan and as used herein, "non-employee director" shall mean an individual who (a) is now, or hereafter becomes, a member of the Board by virtue of an election by the stockholders of the Company, (b) is neither an employee nor an officer of the Company and (c) has not elected to decline to participate in the Plan pursuant to the next succeeding sentence. Notwithstanding any other provision of this Plan, the term non-employee director shall specifically exclude Mrs. Sharon Levy and Mrs. Karen
L. Blum, and Mrs. Levy and Mrs. Blum are not eligible to participate in this Plan. A director otherwise eligible to participate in the Plan may make an irrevocable, one-time election, by written notice to the Company within 30 days after his initial election to the Board or, in the case of the directors in office on the Effective Date (as defined in Section 11), within 30 days after the Effective Date, to decline to participate in the Plan.

    For purposes of this Plan and as used herein, "employee" shall mean an individual whose wages are subject to the withholding of federal income tax by the Company under Section 3401 of the Code, and "officer" shall mean an individual elected or appointed by the Board or chosen in such other manner as may be prescribed in the Bylaws of the Company to serve as such.

    4. STOCK. The stock subject to the options shall be shares of the Company's authorized but unissued or reacquired Common Stock, par value $0.01 per share (the "Common Stock"). The aggregate number of shares which may be issued under options granted pursuant to this Plan shall not exceed fifty thousand (50,000) shares of Common Stock. The limitations established by the preceding sentences shall be subject to adjustment as provided in Section 5(h) of this Plan.

    5. TERMS AND CONDITIONS OF OPTIONS. Each non-employee director shall be granted options to purchase Common Stock under the Plan on the terms and conditions herein described. Each option granted under the Plan to a non-employee director shall be evidenced by a written stock option agreement, which agreement shall be entered into by the Company and the non-employee director to whom the option is granted, and which agreement shall include, incorporate or conform to the following terms and conditions, and such other terms and conditions not inconsistent therewith or with the terms and conditions of this Plan as the Committee considers appropriate in each case:

        (a) NON-EMPLOYEE DIRECTOR'S AGREEMENT. As consideration for the granting of an option under the Plan, each non-employee director shall agree to service as a director of the Company, at the pleasure of the Company's stockholders.

        (b) GRANT DATE AND NUMBER OF SHARES. Options shall be granted initially as of thirty (30) days following the Effective Date to each existing non-employee director serving the Company as a director on such date. Thereafter, options shall be granted automatically to new non-employee directors serving the Company as directors on the date such new non-employee directors begin serving the Company as directors, subject to the limitations described in this Section 5(b) below.

        Each non-employee director serving the Company as a director on the Effective Date shall be granted, as of thirty days following the Effective Date, an option to purchase 5,000 shares of Common Stock. On the date a new non-employee director begins serving the Company as a director, such non-employee director shall be granted an option to purchase 5,000 shares of Common Stock.

        (c) OPTION PRICE. The option shall state the option price, which shall be 100% of the fair market value of each share of Common Stock on the date of the grant of the option. For the purposes of this Plan, and as used herein, the "fair market value" of a share of Common Stock is the closing sales price on the date in question (or, if there was no reported sale on such date, on the last preceding day on which any reported sale occurred) of the Common Stock on the New York Stock Exchange.

        (d) MEDIUM AND TIME OF PAYMENTS. The option price shall be payable upon the exercise of the option in cash or by check. Exercise of an option shall not be effective until the Company has received written notice of exercise, specifying the number of whole shares to be purchased, accompanied by payment in full of the aggregate exercise price of the number of shares to be purchased. The Company shall not in any case be required to issue and sell a fractional share of stock. In addition to the foregoing, promptly after demand by the Company, the exercising non-employee director shall pay to the Company an amount equal to applicable withholding taxes, if any, due in connection with such exercise.

        (e)  TERM AND EXERCISE OF OPTIONS.  Except as provided in Sections 5(f),
    (g) and (h), the period of time within which an option may be exercised shall be such period of time specified in the option agreement, provided that such period shall in no event extend past the tenth anniversary of the date the option was granted. During the period within which an option is exercisable, it shall be exercisable only in accordance with the terms specified in the option agreement. Anything herein to the contrary notwithstanding, on the tenth anniversary of the date the option was granted, it shall expire and be void with respect to any shares subject thereto which have not been theretofore purchased.

        An option granted to a non-employee director pursuant to this Plan shall first become exercisable in part upon the first anniversary of the grant date of the option; as of and following such first anniversary, the non-employee director may purchase by exercise of such option an aggregate of up to twenty-five percent (25%) of the total number of shares of Common Stock subject to such option; as of and following the second anniversary of such grant date, the non-employee director may purchase by exercise of such option up to an aggregate of fifty percent (50%) of the total number of such shares of Common Stock; as of and following the third anniversary of such grant date, the non-employee director may purchase by exercise of such option up to an aggregate of seventy-five percent (75%) of the total number of such shares of Common Stock; in each case calculated to the nearest full share and, in each case, to the extent such number of shares of Common Stock subject to such option have not been previously purchased. At any time on or after the fourth anniversary of the grant date of such option, until the option expires, such non-employee director may purchase all or any part of the shares of Common Stock subject to such option which have not theretofore been purchased.

        (f) TERMINATION OF DIRECTORSHIP EXCEPT FOR DEATH OR DISABILITY. In the event that the non-employee director ceases to be a Company director for any reason other than the non-employee director's death or disability (within the meaning of Section 22(e)(3) of the Code), an option granted hereunder, to the extent not then exercisable in accordance with its terms, shall terminate and be without further effect. To the extent the option is exercisable on the date the non-employee director ceases to be a Company director, it may be exercised by the non-employee director within the ninety-day period following the date the non-employee director ceases to be a Company director, subject however to the condition that no option shall be exercisable after the expiration of ten years from the date such option was granted or such shorter period as may be provided in the option agreement pursuant to Section 5(e) hereof, and such option, to the extent not exercised within said ninety-day period, shall in all events terminate upon the expiration of said ninety-day period.

        (g) DEATH OR DISABILITY OF NON-EMPLOYEE DIRECTOR AND TRANSFER OF OPTION. If the non-employee director ceases to be a Company director due to the death or disability of the non-employee director, within the meaning of
    Section 22(e)(3) of the Code, an option granted hereunder, to the extent not then exercisable in accordance with its terms, shall terminate and be without further effect. To the extent the option is exercisable on the day of death or disability, it may be exercised at any time within one year after the non-employee director's death or disability (subject to the condition that no option shall be exercisable after the expiration of ten years from the date such option was granted or such shorter period as may be provided in the option agreement in accordance with Section 5(e) hereof) by the non-employee director (or his or her guardian or legal representative) if he has become disabled while a director of the Company, or if he shall die while a director of the Company, by the executors or administrators of the non-employee director's estate or by any person or persons who shall have acquired the option directly from the non-employee director by bequest or inheritance, and such option, to the extent not exercised within said one year period, shall in all events terminate upon the expiration of such one year period.

        (h) ADJUSTMENTS. If there shall be any change in the Common Stock, through merger, consolidation, recapitalization, reincorporation, stock split, stock dividend, or other change in the capital structure of the Company, that event shall simultaneously, and without any further action by the Committee, cause appropriate adjustments to be made in (a) the number of shares subject to and the exercise price of, outstanding options in order to preserve, but not to increase, the benefits of the non-employee director, so that immediately after such event each non-employee director shall be entitled, upon payment to the Company of the aggregate amount of money provided in the option, to receive that number of shares of Common Stock or other property that he would have received if he had exercised the option in full (without regard to any provisions relating to the dates on which the option becomes exercisable) immediately prior to such event; and (b) the aggregate number of shares of Common Stock subject to this Plan.

        PROVIDED,   HOWEVER,  that  subject  to   any  required  action  by  the
    stockholders of the Company, if there shall be a Terminating Event (as hereinafter defined), each non-employee director shall have the right immediately prior to such Terminating Event to exercise his options to the extent not theretofore exercised, whether or not they are then exercisable in the ordinary course of events, unless there is a surviving corporation or a parent or subsidiary corporation thereof that shall assume (with appropriate changes) the outstanding options or replace them with new options of comparable value. The Company shall give reasonable notice to each non-employee director of any Terminating Event. Twenty (20) days after the date such notice is sent, every option or any portion thereof outstanding hereunder shall thereupon terminate, unless there is a surviving corporation or a parent or subsidiary corporation thereof that shall assume (with appropriate changes) the outstanding options or replace them with new options of comparable value. Notwithstanding the foregoing, a merger effected solely for the purposes of reincorporating the Company in a jurisdiction other than that in which the Company is then incorporated shall not be subject to the provisions of this paragraph; provided that all outstanding options are assumed by the surviving corporation.

        For purposes of this Plan, "Terminating Event" shall mean (1) a dissolution or liquidation of the Company; (2) the Company's not being the surviving corporation in any merger, consolidation or reorganization; (3) acquisition of eighty percent (80%) or more of the Company's then outstanding voting stock by another corporation or person; or
    (4) the Company's sale of substantially all of its assets and property to another corporation or person. For purposes of this Plan, if a non-employee director shall cease to be a director of the Company at the same time as the occurrence of a Terminating Event, the Terminating Event shall be deemed to have occurred immediately prior to the time such non-employee director ceases to be a director of the Company.

        (i) RIGHTS AS A STOCKHOLDER. A non-employee director (or his successor in interest if he be deceased) shall have no rights as a stockholder with respect to any shares covered by his option until the date of the issuance of a stock certificate to him for such shares. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights for which the record date is prior to the date such stock certificate is issued, except as provided in
    Section 5(h) hereof.

        (j) MODIFICATION, EXTENSION AND RENEWAL OF OPTIONS. Subject to the terms and conditions of and within the limitations of the Plan, the Committee may modify, extend or renew outstanding options granted under the Plan. Notwithstanding the foregoing, however, no modification of an option shall, without the consent of the non-employee director, alter or impair any rights or obligations under any option theretofore granted under the Plan.

        (k) INVESTMENT PURPOSE. Each non-employee director receiving an option pursuant hereto must represent that any shares purchased pursuant to the option will be or are acquired for his own account for investment and not with a view to, or for offer or sale in connection with, the distribution of any such shares; provided, however, that such representation need not be given if (i) the shares to be subject to such option to be granted to such non-employee director have been registered under the Securities Act of 1933 ("Securities Act") and registered or qualified, as the case may be, under applicable state securities laws or (ii) counsel to the Company determines that such registration is not necessary for purposes of compliance with applicable federal and state securities laws. Prior to the purchase of shares of Common Stock upon exercise of an option, or any part thereof, the non-employee director shall give such further representations of an investment or other nature as reasonably required by the Company in order to comply with applicable federal and state securities laws. Furthermore, nothing herein or in any option granted hereunder shall require the Company to issue any shares upon exercise of any option if such issuance would, in the opinion of counsel for the Company, constitute a violation of the Securities Act or any other applicable statute or regulation then in effect. Nothing herein shall prohibit the non-employee director from using any shares acquired pursuant to any option granted hereunder as collateral or security for any debt, loan or other obligation.

        (l) OTHER PROVISIONS. The option agreements authorized under the Plan shall contain such other provisions, including, without limitation, restrictions upon the exercise of the option, as the Committee shall deem advisable.

        (m) ASSIGNABILITY. No option shall be transferable by the non-employee director other than by will or the laws of descent and distribution and shall be exercisable during the lifetime of the non-employee director only by the non-employee director or, if the non-employee director is legally incompetent, by the non-employee director's legal representative.

    6. INDEMNIFICATION. Each director ("Indemnified Party") shall be indemnified by the Company against all costs and reasonable expenses, including attorneys' fees, incurred by him in connection with any action, suit or proceeding, or in connection with any appeal thereof, to which he may be a party by reason of any action taken or failure to act under or in connection with the Plan or any option granted hereunder, and against all amounts paid by such Indemnified Party in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by such Indemnified Party in satisfaction of a judgment in any such action, suit or proceeding, provided that within 60 days after institution of any such action, suit or proceeding  such  Indemnified  Party  shall in  writing  offer  the  Company the opportunity, at its own expense, to handle and defend the same; and provided further, however, anything contained in the Plan to the contrary notwithstanding, there shall be no indemnification of an Indemnified Party who is adjudged by a court of competent jurisdiction to be guilty of, or liable for, willful misconduct, gross neglect of duty, or criminal acts. The foregoing rights of indemnification shall be in addition to such other rights of indemnification as an Indemnified Party may have as a director of the Company.

    7. AMENDMENT AND TERMINATION OF THE PLAN. If not sooner terminated, the Plan shall terminate automatically on the date that is ten (10) years following the Effective Date. No options may be granted hereunder after the termination of the Plan.

    The Board may, from time to time, amend the Plan in any respect whatsoever; provided, however, that without the approval of the stockholders of the Company, no such amendment (i) shall change the number of shares of Common Stock subject to the Plan or the maximum number of shares upon which options may be granted to any non-employee director in any calendar year (other than as provided in Section 5(h)), (ii) shall change the designation of the class of persons eligible to receive options, (iii) shall decrease the price at which options may be granted, or (iv) may be a material amendment of the Plan, within the meaning of Rule 16b-3 under the 1934 Act (or any successor provision at the time in effect), including any amendment which would materially increase the benefits accruing to participants under the Plan or materially modify the requirements as to eligibility for participation in the Plan; and, provided further, no termination or amendment of the Plan shall adversely affect the rights of a non-employee director under an option, except with the consent of such non-employee director. The Board may, with respect to any shares at the time not subject to options, suspend, discontinue or terminate the Plan. Notwithstanding any other Plan provision, Sections 5(b) and 5(c) of this Plan may not be amended more than once every six months except to comport with changes in the Code, the Employee Retirement Income Security Act ("ERISA") or rules thereunder.

    8.   NO  OBLIGATION TO  EXERCISE OPTION.   The  granting of  an option shall
impose no obligation upon the non-employee director to exercise such option.

    9. APPLICATION OF FUNDS. The proceeds received by the Company from the sale of shares pursuant to options will be used for general corporate purposes.

    10. GOVERNING LAW. All questions arising with respect to the provisions of the Plan shall be determined by application of the laws of the State of Delaware except to the extent Delaware law is preempted by federal statute.

    11. DATE PLAN IS EFFECTIVE. The Plan shall become effective on the date on which it is duly approved by the stockholders of the Company at a meeting of the stockholders of the Company duly held in accordance with applicable law within twelve months after the date of adoption of the Plan by the Board (the "Effective Date").

PROXY

                               GOTTSCHALKS INC.
                 ANNUAL MEETING OF STOCKHOLDERS, JUNE 23, 1994

   The undersigned hereby appoints Joseph W. Levy, Gerald H. Blum, O. James Woodward III and each of them, each with full power of substitution, as proxy of the undersigned to attend the Annual Stockholders Meeting of Gottschalks Inc., to be held on June 23, 1994 at 10:00 a.m., and any adjournment thereof, and to vote the number of shares the undersigned would be entitled to vote if personally present as follows with respect to the following matters which are more fully described in the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated May 24, 1994, receipt of which is hereby acknowledged by the undersigned.

                          (CONTINUED ON REVERSE SIDE)

X  PLEASE MARK YOUR CHOICES LIKE THIS

- - --------------
    COMMON

1.  ELECTION OF DIRECTORS.

FOR all nominees listed below except as marked to the contrary    / /

WITHHOLD AUTHORITY to vote for ALL nominees listed below          / /

(INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE DRAW A LINE THROUGH HIS OR HER NAME.)
Joseph W. Levy, Gerald H. Blum, Karen L. Blum, Bret W. Levy, Sharon Levy, Joseph J. Penbera, Frederick R. Ruiz, O. James Woodward III, Max Gutmann and Stephen J. Furst

    FOR  / /          AGAINST  / /        ABSTAIN  / /

2. Proposal to approve the Gottschalks Inc. 1994 Key Employee Incentive Stock Option Plan.

3. Proposal to approve the Gottschalks Inc. 1994 Director Nonqualified Stock Option Plan.

4. Such other matters as may properly come before the meeting or any adjournment thereof. As to such other matters the undersigned hereby confers discretionary authority.

THIS PROXY WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR EACH OF THE NOMINEES FOR DIRECTOR, FOR THE PROPOSAL TO APPROVE THE GOTTSCHALKS INC. 1994 KEY EMPLOYEE INCENTIVE STOCK OPTION PLAN AND FOR THE PROPOSAL TO APPROVE THE GOTTSCHALKS INC. 1994 DIRECTOR NONQUALIFIED STOCK OPTION PLAN. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF GOTTSCHALKS INC.

I PLAN TO ATTEND THE MEETING   / /

Signature(s)                                      Dated             , 1994
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NOTE: Please sign exactly as your name is printed. Each joint tenant should
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